UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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SUN HYDRAULICS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SUN HYDRAULICS CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Monday, June 2, 2008

Notice hereby is given that the Annual Meeting of Shareholders of Sun Hydraulics Corporation, a Florida corporation, will be held on Monday, June 2, 2008, at 10:00 a.m., Eastern Daylight Savings Time, at the Company’s manufacturing facility, located at 701 Tallevast Road, Sarasota, Florida 34243, for the following purposes:

1. To elect two Directors to serve until the Annual Meeting in 2011, and until their successors are elected and qualified or until their earlier resignation, removal from office or death;

2. To approve amendments to the Sun Hydraulics Corporation Amended and Restated 2004 Nonemployee Director Equity and Deferred Compensation Plan;

3. To transact such other business as properly may come before the Meeting or any adjournment thereof.

Your attention is directed to the Proxy Statement accompanying this Notice for a more complete description of the matters to be acted upon at the Meeting. The 2007 Annual Report of the Company is enclosed. Shareholders of record at the close of business on April 11, 2008, are entitled to receive notice of and to vote at the Meeting and any adjournment thereof.

All shareholders are cordially invited to attend the Meeting. Whether or not you expect to attend, please sign and return the enclosed Proxy promptly in the envelope provided to assure the presence of a quorum. You may revoke your Proxy and vote in person at the Meeting if you desire.

If your shares are held in street name by a brokerage, your broker will supply you with a proxy to be returned to the brokerage. It is important that you return the form to the brokerage as quickly as possible so that the brokerage may vote your shares. You may not vote your shares in person at the Meeting unless you obtain a power of attorney or legal proxy from your broker authorizing you to vote the shares, and you present this power of attorney or proxy at the Meeting.

By Order of the Board of Directors,

GREGORY C. YADLEY
Secretary

Sarasota, Florida

April 25, 2008

SUN HYDRAULICS CORPORATION

1500 West University Parkway

Sarasota, Florida 34243

PROXY STATEMENT

This Proxy Statement is furnished by the Board of Directors of Sun Hydraulics Corporation (the “Company”) in connection with the solicitation of proxies to be voted at the Company’s 2008 Annual Meeting of Shareholders, which will be held on Monday, June 2, 2008, at 10:00 a.m., Eastern Daylight Savings Time, at the Company’s manufacturing facility, located at 701 Tallevast Road, Sarasota, Florida 34243 (the “Meeting”).

Any proxy delivered pursuant to this solicitation may be revoked, at the option of the person executing the proxy, at any time before it is exercised by delivering a signed revocation to the Company, by submitting a later-dated proxy, or by attending the Meeting in person and casting a ballot. If proxies are signed and returned without voting instructions, the shares represented by the proxies will be voted as recommended by the Board of Directors.

The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone by regular employees of the Company. The Company does not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expense in sending proxy materials to their principals and obtaining their proxies. The approximate date on which this Proxy Statement and enclosed form of proxy first has been mailed to shareholders is April 25, 2008.

The close of business on April 11, 2008, has been designated as the record date for the determination of shareholders entitled to receive notice of and to vote at the Meeting. As of April 11, 2008, 16,583,021 shares of the Company’s Common Stock, par value $.001 per share, were issued and outstanding. Each shareholder will be entitled to one vote for each share of Common Stock registered in his or her name on the books of the Company on the close of business on April 11, 2008, on all matters that come before the Meeting. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present. Shares held by nominees for beneficial owners will also be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented, even though the nominee may not exercise discretionary voting power with respect to other matters and even though voting instructions have not been received from the beneficial owner (a “broker non-vote”). Abstentions and broker non-votes are not counted in determining whether a proposal has been approved.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors of the Company currently consists of nine members. The Board is divided into three classes of Directors serving staggered three-year terms. Directors hold their positions until the annual meeting of shareholders in the year in which their terms expire, and until their respective successors are elected and qualified or until their earlier resignation, removal from office or death.

The term of office of three of the Company’s current nine Directors, Christine L. Koski, Hirokatsu Sakamoto and David N. Wormley, will expire at the Meeting. The Nominating Committee of the Board of Directors has selected Ms. Koski and Dr. Wormley as nominees to stand for reelection to the Board at the

Meeting. Mr. Sakamoto advised the Nominating Committee that, in light of his retirement, he did not wish to be renominated as a Director, and the Committee determined not to nominate a replacement Director at this time.

Biographical information for the two nominees for Director is set forth below under “Directors and Executive Officers.”

Shareholders may vote for up to two nominees for the class of Directors who will serve until the Company’s annual meeting in 2011. If a quorum is present at the meeting, Directors will be elected by a plurality of the votes cast. Shareholders may not vote cumulatively in the election of Directors. In the event any of the nominees should be unable to serve, which is not anticipated, the proxy committee, which consists of Ferdinand E. Megerlin and David N. Wormley, will vote for such other person or persons for the office of Director as the Nominating Committee of the Board of Directors may recommend.

The Board of Directors unanimously recommends that you vote “FOR” Ms. Koski and Dr. Wormley to serve until the Company’s annual meeting in 2011, and until their successors shall be duly elected and qualified or until their earlier resignation, removal from office or death. Executed proxies in the accompanying form will be voted at the Meeting in favor of the election as directors of the nominees named above, unless authority to do so is withheld.

GOVERNANCE OF THE COMPANY

Directors and Executive Officers

The following table sets forth the names and ages of the Company’s Directors, nominees for Director, and executive officers and the positions they hold with the Company. Executive officers serve at the pleasure of the Board of Directors.

Name	Age	Position
Allen J. Carlson	57	President, Chief Executive Officer and Director (term expiring in 2009)

Jeffrey Cooper	67	Officer

Tricia L. Fulton	41	Chief Financial Officer

Peter G. Robson	63	General Manager, Sun Hydraulics Limited

Tim A. Twitty	41	Officer

Marc Bertoneche	61	Director (term expiring in 2010), and a member of the Audit and Compensation Committees

John S. Kahler	68	Director (term expiring in 2009) and a member of the Audit and Compensation Committees

Christine L. Koski	50	Director (term expiring in 2008), Nominee for Director (term expiring in 2011)

Robert E. Koski	79	Director (term expiring in 2009)

Philippe Lemaitre	58	Director (term expiring in 2010) and a member of the Audit and Nominating Committees

Ferdinand E. Megerlin	69	Chairman of the Board, Director (term expiring in 2010) and a member of the Nominating Committee

Name	Age	Position

Hirokatsu Sakamoto	64	Director (term expiring in 2008), and a member of the Nominating Committee

David N. Wormley	68	Director (term expiring in 2008), Nominee for Director (term expiring in 2011) and a member of the Compensation and Nominating Committees

Mr. Carlson joined the Company in March 1996 and served as Vice President from January 2000 until May 2000, when he was named President and Chief Executive Officer. From October 1977 to March 1996, Mr. Carlson held various engineering, marketing and management positions for Vickers Incorporated, a wholly-owned subsidiary of Trinova Corporation. He is a graduate of the Milwaukee School of Engineering and the Advanced Management Program at the Harvard Business School. Mr. Carlson is a vice chairman and member of the board of directors of the National Fluid Power Association and serves on the board of regents of the Milwaukee School of Engineering. Mr. Carlson has over 35 years experience in the fluid power industry.

Mr. Cooper joined the Company in December 1990 as an engineer and has been an Officer since September 1991. He is primarily involved with product development and marketing. From August 1987 to December 1990, he was Engineering Manager, Mobile Valves, of Vickers, Incorporated, a wholly-owned subsidiary of Trinova Corporation, and from September 1979 to August 1986, he served as Vice President of Engineering for Double A Products Company. Mr. Cooper is an engineering graduate of Willesden College of Technology, London, England. Mr. Cooper has over 35 years experience in the fluid power industry.

Ms. Fulton joined the Company in March 1997 and has held positions of increasing responsibility, most recently as the Corporate Controller. Ms. Fulton was named Chief Financial Officer on March 4, 2006. From July 1995 to March 1997, Ms. Fulton served as the Director of Accounting for Plymouth Harbor. From November 1991 to July 1995, she served in various financial capacities for Loral Data Systems. From September 1989 to September 1991, Ms. Fulton was an auditor with Deloitte & Touche. Ms. Fulton is a graduate of Hillsdale College and the General Management Program at the Harvard Business School.

Mr. Twitty joined the Company in November 1993, serving in positions of increasing responsibility. He is primarily involved with factory automation, process development and manufacturing operations leadership. He was named an Officer on March 3, 2007. Mr. Twitty is a graduate of Vincennes University.

Mr. Robson has served as a Director of Sun Hydraulics Limited, Coventry, England, since May 1993, and has been employed by the Company as the General Manager of its United Kingdom operations since 1982. Mr. Robson is a Chartered Engineer and a graduate of Coventry University. Mr. Robson has over 36 years experience in the fluid power industry.

Dr. Bertoneche holds a chair as Professor in Business Administration at the University of Bordeaux in France, and was on the Faculty of INSEAD, the European Institute of Business Administration in Fontainebleau, France, for more than 20 years. He is a Visiting Professor at the Harvard Business School and an Associate Fellow at the University of Oxford. He is a graduate of University of Paris and earned his MBA and PhD from Northwestern University. Dr. Bertoneche has served as a Director of the Company since August 2001.

Mr. Kahler retired as the President, CEO and a Director of Cincinnati Incorporated as of February 28, 2005. Mr. Kahler served in various management positions with Cincinnati Incorporated since 1989. He is a graduate of Carnegie Mellon University and the Harvard Business School. Mr. Kahler has served as a Director of the Company since May 1998.

Ms. Koski joined the executive team of nMetric, LLC as head of marketing in July 2006, adding responsibility for sales in December 2007. Prior to joining nMetric, Ms. Koski founded Koski Consulting Group, Inc. in June 2001 to work with start-up companies in the area of business strategy and marketing. In May 2001, Ms. Koski completed an Executive MBA degree from Southern Methodist University. From 1980 through 2000, Ms. Koski held various positions in sales, product management, purchasing, sales management, and international marketing management with Celanese A.G. or its former affiliates, including Celanese Ltd., Hoechst AG and Hoechst Celanese Chemical Group Ltd. Ms. Koski has served as a Director of the Company since May 2000.

Mr. Koski is a co-founder of the Company and served as its Chairman of the Board from the Company’s inception in 1970 until his retirement as an executive officer in May 2000. He was also its President and Chief Executive Officer from 1970 until November 1988. He is a graduate of Dartmouth College and past Chairman of the Board of the National Fluid Power Association. Mr. Koski has over 40 years experience in the fluid power industry, and has served as Chairman of the Fluid Power Systems and Technology Division of the American Society of Mechanical Engineers, and as a member of the Board of Directors of the National Association of Manufacturers.

Mr. Lemaitre retired in November 2006 as Chairman, President and Chief Executive Officer of Woodhead Industries, Inc. upon its sale to Molex. Before joining Woodhead in 1999, Mr. Lemaitre was Corporate Vice President and Chief Technology Officer of AMP, Inc. and was also in charge of AMP Computer and Telecom Business Group Worldwide. Prior to joining AMP, Mr. Lemaitre was an Executive Vice President of TRW, Inc. and also General Manager of TRW Automotive Electronics Group Worldwide. He previously held various management and research engineering positions with TRW, Inc., International Technegroup, Inc., General Electric Company and Engineering Systems International. He holds a Master of Civil Engineering degree from Ecole Speciale des Travaux Publics, Paris, France, and a Master of Science degree from the University of California, Berkeley, California.

Dr. Megerlin retired in March 2003 as a member of the Executive Board of Linde AG and Chairman and Managing Director of the Linde Material Handling Division of Aschaffenburg, Germany. Prior to such time, he also was Chairman of Linde’s U.S. subsidiaries Linde Hydraulics Corp., Canfield, Ohio, and Linde Lift Truck Corp., Sommerville, South Carolina. Within VDMA, Germany’s association for mechanical and plant engineering, Dr. Megerlin formerly was Chairman and a member of the Executive Board of the German Fluid Power Association. He is a mechanical engineer and received his Dipl-Ing (M.S.) degree from the Technical University of Karlsruhe, Germany, and his Dr.-Ing. (Ph.D.) from TH Aachen, Germany. Dr. Megerlin has over 35 years of experience in the fluid power industry. Dr. Megerlin has served as a Director of the Company since May 1998 and as Chairman of the Board since June 2007.

Mr. Sakamoto has been the Chairman of Kawasaki Precision Machinery, Ltd. since July 2007; from July 2002 to June 2007, he served as its President. From April 2000 to September 2002, he served as the General Manager of the Precision Machinery Division of Kawasaki Heavy Industries Ltd., and from July 1998 through March 2000, he was Deputy General Manager of the Precision Machinery Division of Kawasaki Heavy Industries Ltd. Mr. Sakamoto has served in various management positions with Kawasaki Heavy Industries Ltd. since entering its engineering department in April 1968. He is a graduate of Kyoto Institute of Technology, and an executive board member of The Japan Fluid Power System Society since April 2002. Mr. Sakamoto has over 36 years of experience in the fluid power industry.

Dr. Wormley is the Dean of the Engineering School at Pennsylvania State University, where he has taught since 1992. He previously was a member of the engineering faculty at the Massachusetts Institute of Technology. Dr. Wormley has served as a Director of the Company since December 1992. He is an engineer and earned his Ph.D. from the Massachusetts Institute of Technology.

Independence and Committees of the Board of Directors

Independence of Directors. At its meeting in March 2008, the Board undertook a review of Director independence and considered transactions and relationships between each Director or any member of his or her immediate family and the Company and its subsidiaries and affiliates, including those reported under “Certain Relationships and Related Transactions.” The purpose of this review was to determine whether any relationships or transactions were inconsistent with a determination that a Director is independent within the meaning of the rules of the Nasdaq Stock Market and, for audit committee members, also independent within the meaning of the rules of the Securities and Exchange Commission. The Board determined that a majority of the Directors of the Company (Messrs. Bertoneche, Kahler, Lemaitre, Megerlin, Sakamoto and Wormley) qualify as independent and that none of them has any material relationship with the Company that might interfere with the exercise of his independent judgment. In making its determination, the Board concluded that the Company’s sales to Kawasaki Precision Machinery, Ltd., for which Mr. Sakamoto serves as President, were not material in amount to either company.

The Board of Directors has the standing committees listed below.

Audit Committee.

The Audit Committee, which consists of Marc Bertoneche, John Kahler and Philippe Lemaitre, held seven meetings in 2007. Mr. Lemaitre was appointed to the Audit Committee in June 2007, replacing Ferdinand Megerlin. The Board of Directors determined, under applicable SEC and NASDAQ rules, that all of the members of the Audit Committee are independent and that Dr. Bertoneche meets the qualifications as an Audit Committee Financial Expert and he has been so designated. The functions of the Audit Committee are to select the independent public accountants who will prepare and issue an audit report on the annual financial statements of the Company, to establish the scope of and the fees for the prospective annual audit with the independent public accountants, to review the results thereof with the independent public accountants, to review and approve non-audit services of the independent public accountants, to review compliance with existing major accounting and financial policies of the Company, to review the adequacy of the financial organization of the Company, to review management’s procedures and policies relative to the adequacy of the Company’s internal accounting controls, to review compliance with federal and state laws relating to accounting practices and to review and approve transactions, if any, with affiliated parties. The Audit Committee also is responsible for review of management’s monitoring of the Company’s compliance with its code of ethics and the periodic review and update of the code. The code of ethics is available on the Investor Relations page of our Web site www.sunhydraulics.com and from the Company upon written request sent to Corporate Secretary, 1500 West University Parkway, Sarasota, Florida 34243.

The Audit Committee is governed by a written charter approved by the Board of Directors. The charter is available on the Investor Relations page of our Web site www.sunhydraulics.com and from the Company upon written request sent to the Corporate Secretary, 1500 West University Parkway, Sarasota, Florida 34243.

Compensation Committee.

The Compensation Committee, which consists of David Wormley, Marc Bertoneche, and John Kahler, reviews, approves and recommends to the Board of Directors the terms and conditions of all employee benefit plans or changes thereto, administers the Company’s restricted stock and stock option plans and carries out the responsibilities required by the rules of the Securities and Exchange Commission. The Committee met five times during 2007. Dr. Bertoneche was appointed to the Compensation Committee in June 2007, replacing Ferdinand Megerlin.

The Compensation Committee is governed by a written charter approved by the Board of Directors. The charter was revised in March 2007 and is available on the Investor Relations page of our Web site www.sunhydraulics.com and from the Company upon written request sent to the Corporate Secretary, 1500 West University Parkway, Sarasota, Florida 34243.

Nominating Committee.

The Nominating Committee, which consists of Ferdinand Megerlin, Philippe Lemaitre, Hirokatsu Sakamoto, and David Wormley, held four meetings in 2007. The Nominating Committee is responsible for identifying individuals qualified to become members of the Board of Directors, consistent with criteria approved by the Board, and for selecting the director nominees to stand for election at each annual meeting of shareholders. Dr. Megerlin was appointed to the Nominating Committee in June 2007, replacing John Kahler, and Mr. Lemaitre was added to the Committee at the same time.

In March 2004, the Board adopted a Statement of Policy Regarding Director Nominations, setting forth qualifications of Directors, procedures for identification and evaluation of candidates for nomination, and procedures for recommendation of candidates by shareholders. As set forth in the Statement of Policy, a candidate for Director should meet the following criteria:

•	must, above all, be of proven integrity with a record of substantial achievement;

•	must have demonstrated ability and sound judgment that usually will be based on broad experience;

•	must be able and willing to devote the required amount of time to the Company’s affairs, including attendance at Board and committee meetings and the annual shareholders’ meeting;

•	must possess a judicious and somewhat critical temperament that will enable objective appraisal of management’s plans and programs; and

•	must be committed to building sound, long-term Company growth.

Other than the foregoing, the Board does not believe there is any single set of qualities or skills that an individual must possess to be an effective Director or that it is appropriate to establish any specific, minimum qualifications for a candidate for election as a Director. Rather, the Committee will consider each candidate in light of the strengths of the other members of the Board of Directors and the needs of the Board and the Company at the time of the election.

The Committee will take whatever actions it deems necessary under the circumstances to identify qualified candidates for nomination for election as a member of the Board of Directors, including the use of professional search firms, recommendations from Directors, members of senior management and security holders. All such candidates for any particular seat on the board shall be evaluated based upon the same criteria, including those set forth above and such other criteria as the Committee deems suitable under the circumstances existing at the time of the election.

Shareholder recommendations for Nomination as a Director. In order for the Committee to consider a candidate recommended by a shareholder, the shareholder must provide to the Corporate Secretary, at least 120, but not more than 150, days prior to the date of the shareholders’ meeting at which the election of Directors is to occur, a written notice of such security holder’s desire that such person be nominated for election at the upcoming shareholders meeting; provided, however, that in the event that less than 120 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth business day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs.

A shareholder’s notice of recommendation must set forth:

(a)	as to each person whom the shareholder proposes be considered for nomination for election as a Director,

(i)	the name, age, business address and residence address of the person,

(ii)	the principal occupation or employment of the person during the past five years,

(iii)	the number of shares of Company common stock beneficially owned by the person,

(iv)	any other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and

(v)	the consent of the person to serve as a Director, if so elected; and

(b)	as to the shareholder giving the notice

(i)	the name and record address of shareholder,

(ii)	the number of shares of Company common stock beneficially owned by the shareholder,

(iii)	a description of all arrangements or understandings between the shareholder and each proposed nominee and any other person pursuant to which the nominations are to be made, and

(iv)	a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person(s) named.

The Nominating Committee is governed by a written charter approved by the Board of Directors, and the Statement of Policy Regarding Director Nominations described above. The charter and policy statement are available on the Investor Relations page of our Web site www.sunhydraulics.com and from the Company upon written request sent to the Corporate Secretary, 1500 West University Parkway, Sarasota, Florida 34243.

Director Participation and Relationships

The Board of Directors held four meetings during 2007. Each Director attended all of the meetings of the Board and of each committee of which he or she was a member in 2007.

The Board of Directors, in March 2004, adopted a policy stating that it is in the best interests of the Company that all Directors and nominees for Director attend each annual meeting of the shareholders of the Company. The policy provides that the Board, in selecting a date for the annual shareholders meeting, will use its best efforts to schedule the meeting at a time and place that will allow all Directors and nominees for election as Directors at such meeting to attend the meeting. The policy further provides that an unexcused absence under the policy should be considered by the Nominating Committee in determining whether to nominate a Director for re-election at the end of his or her term of office. All of the Directors attended last year’s annual meeting of shareholders.

No family relationships exist between any of the Company’s Directors and executive officers, except that Ms. Koski is the daughter of Mr. Koski. There are no arrangements or understandings between Directors and any other person concerning service as a Director.

Compensation Committee Interlocks and Insider Participation

None.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors, officers and holders of more than 10% of the Company’s Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and any other equity securities of the Company. To the Company’s knowledge, based solely upon a review of the forms, reports and certificates filed with the Company by such persons, other than as set forth below, all of them complied with the Section 16(a) filing requirements in 2007.

The Koski Family Partnership filed late two Form 4s reporting a total of 12 transactions on two dates. Robert E. Koski filed late one Form 5 reporting one gift transaction. Marc Bertoneche, Jeffrey Cooper, John Kahler, Ferdinand Megerlin and Peter Robson each filed late one Form 4 reporting one transaction.

Communications with the Board of Directors

Shareholders and other parties interested in communicating with our Board of Directors may do so by writing to the Board of Directors, Sun Hydraulics Corporation, 1500 West University Parkway, Sarasota, Florida 34243. Under the process for such communications established by the Board of Directors, the Chairman of the Board reviews all such correspondence and regularly forwards it, or a summary of the correspondence, to all of the other members of the Board. Directors may at any time review a log of all correspondence received by the Company that is addressed to the Board or any member of the Board and request copies of any such correspondence. Additionally, correspondence that, in the opinion of the Chairman, relates to concerns or complaints regarding accounting, internal accounting controls and auditing matters is forwarded to the Chair of the Audit Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR

INDEPENDENCE

During 2007, the Company had no material relationships or transactions with any of the Directors or executive offices, or their affiliates. Under the Company’s Code of Ethics, employees are instructed to avoid any personal activity, investment or association which could appear to interfere with their good judgment concerning the Company’s best interests. The Company’s policy is that if an employee or Director is related in any way to a vendor or customer, someone other than that employee or Director should be the one to decide whether the Company will do business with that person. The Audit Committee must approve all transactions in which an officer or Director, or any member of such person’s family, may have a personal interest. The Company has determined that the following Directors are independent under the independence standards of the NASDAQ Stock Market, LLC: Marc Bertoneche, John S. Kahler, Philippe Lemaitre, Ferdinand E. Megerlin, Hirokatsu Sakamoto and David N. Wormley.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee engaged Kirkland, Russ, Murphy & Tapp, P.A. (“KRMT”) to report upon the financial statements of the Company for the year ended December 29, 2007. Those audited financial statements are included in the Company’s annual report to shareholders that has been provided to the shareholders along with this Proxy Statement. As of the date of this Proxy Statement, the Audit Committee has not engaged an auditor to audit and report on the financial statements of the Company for the year ended December 27, 2008. The Audit Committee anticipates that it will engage KRMT for such audit work; however, an agreement with KRMT on fees for such work has not been reached. It is expected that a representative from KRMT will be in attendance at the Meeting. Such representative will have the opportunity to make a statement if desired, and will be available to respond to any questions from those in attendance.

Fees

The Company incurred aggregate audit fees of $448,670 and $450,000 to Kirkland, Russ, Murphy and Tapp P.A. during fiscal years 2007 and 2006, respectively, and of $21,400 and $79,265 to Grant Thornton LLP during fiscal years 2007 and 2006, respectively. These fees were for professional services rendered for the audit of the Company’s consolidated financial statements, the reviews of the financial statements included in the Company’s Forms 10-Q for fiscal years 2007 and 2006, respectively, and the statutory audit of Sun Hydraulik Holdings Limited, Sun Hydraulics Corporation’s wholly-owned subsidiary for its European market operations, Sun Hydraulics Limited, and Sun Hydraulik GmbH, both wholly-owned subsidiaries of Sun Hydraulik Holdings Limited. The Audit Committee has not adopted any pre-approval policies and approves all engagements with the Company’s auditors prior to the performance of services by them. As a matter of policy, the Audit Committee has determined generally not to request any new non-audit services from its auditors.

	Kirkland, Russ, Murphy and Tapp, P.A		Grant Thornton LLP
	2007	2006	2007	2006
Audit Fees	$435,850	$412,000	$—	$23,350
Audit Related Fees	12,820	38,000	21,400	31,865
Tax Fees	—	—	—	—
All Other Fees	—	—	—	24,050

AUDIT COMMITTEE REPORT

The following report shall not be deemed to be incorporated by reference into any filings made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference, or to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934.

Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The primary purpose of the Audit Committee is to oversee the Company’s financial reporting activities, as more fully described on page 5 of this Proxy Statement. The Audit Committee selects the Company’s independent accountants and meets regularly with them to review and approve the scope of their audit, report, recommendations and fees. The Audit Committee met seven times during 2007.

The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended December 29, 2007, with the Company’s management and with Kirkland, Russ, Murphy & Tapp, P.A., the Company’s independent accountants (“KRMT”). Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also reviewed and discussed with the Company’s management KRMT management’s report and KRMT’s report on the effectiveness of the Company’s internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act as of December 29, 2007. The Audit Committee has discussed with KRMT the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee has also received the written disclosures and the letter from KRMT required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and discussed with KRMT its independence. The Audit Committee has considered the provision of services by KRMT covered in Audit Fees and Tax Services above and has determined that such services are compatible with the firm maintaining its independence from the Company.

The Audit Committee monitors the Company’s program of ethics and compliance. It invites and investigates reports regarding accounting, internal accounting controls or auditing irregularities or other matters. No waivers of the Company’s code of ethics were requested or granted during the year ended December 29, 2007.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors, and the Board has approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2007, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

John S. Kahler, Chairman

Marc Bertoneche

Philippe Lemaitre

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND

RELATED STOCKHOLDER MATTERS

The following table sets forth as of April 11, 2008, information as to the beneficial ownership of the Company’s Common Stock by (i) each person or entity known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each Director and nominee for Director, (iii) Each Named Executive Officer of the Company, and (iv) all Directors and executive officers of the Company as a group.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class
Robert E. Koski (3)(4)	4,646,373	28.2%
Beverly Koski (3)(4)	4,646,373	28.2%
Christine L. Koski (3) 3070 South Bristol Street, Suite 100 Costa Mesa, CA 92626	4,497,402	27.3%
Robert C. Koski (3) 92 W. Campbellton Street Fairburn, GA 30213	4,350,463	26.4%
Koski Family Limited Partnership 3525 Turtle Creek Boulevard #19B Dallas, TX 75219	4,350,463	26.4%
Thomas L. Koski (3) 100 Seaview Avenue #1F East Norwalk, CT 06855	4,350,463	26.4%
Allen J. Carlson (5)	57,458	*
Jeffrey Cooper (6)	21,111	*
Tim A. Twitty (7)	12,750	*
David N. Wormley	11,804	*
John S. Kahler (8)	10,121	*
Tricia L. Fulton (9)	9,693	*
Marc Bertoneche	5,813	*
Ferdinand E. Megerlin	3,052	*
Hirokatsu Sakamoto	2,276	*
Peter G. Robson	724	*
Philippe Lemaitre	587	*
All Directors and Executive Officers as a Group (13 persons)	4,928,587	29.9%

*	Less than 1%.
(1)	Unless otherwise indicated, the address of each of the persons listed who own more than 5% of the Company’s Common Stock is 1500 West University Parkway, Sarasota, Florida 34243.
(2)

This column sets forth shares of the Company’s Common Stock which are deemed to be “beneficially owned” by the persons named in the table under Rule 13d-3 of the Securities and Exchange Commission. Except as otherwise indicated, the persons listed have sole voting and investment power with respect to all shares of Common Stock owned by them, except to the extent such power may be shared with a spouse. A portion of the shares owned by certain executive officers and Directors are held in margin accounts at brokerage firms. Under the terms of the margin account agreements, stocks and other assets held in the account may be pledged to secure margin obligations under the account. As of the date of this proxy statement, none of the executive officers and Directors have any outstanding margin obligations under any such accounts.

(3)	Includes 4,350,463 shares owned by the Koski Family Limited Partnership, over which Christine L. Koski, Robert C. Koski, Thomas L. Koski, Robert E. Koski and Beverly Koski share voting and investment power as the general partners in the Partnership. Christine L. Koski, Robert C. Koski and Thomas L. Koski are the adult children of Robert E. Koski and Beverly Koski.
(4)	Includes 211,824 shares owned by Beverly Koski and 84,086 shares owned by Robert E. Koski. Beverly Koski is the spouse of Robert E. Koski.
(5)	Includes 14,618 shares of unvested restricted stock.
(6)	Includes 1,661 shares of unvested restricted stock.
(7)	Includes 2,835 shares subject to currently exercisable options and 4,008 shares of unvested restricted stock.
(8)	Includes 6,634 shares owned by Mr. Kahler’s spouse.
(9)	Includes 4,008 shares of unvested restricted stock.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

The goals of our compensation program are to attract and retain highly qualified leadership personnel, providing them attractive long-term career opportunities. Our compensation philosophy is to provide executives with a competitive total compensation package which motivates superior job performance, the achievement of our business objectives, and the enhancement of shareholder value. Rather than basing compensation on a series of specific performance objectives, we encourage initiative, teamwork and innovation, and each executive is empowered to use his or her abilities and particular area of responsibility to strengthen our overall performance. Our general approach to compensating executive officers is to pay cash salaries which generally are competitive within ranges of salaries paid to executives of other manufacturing companies, particularly those of similar size and those in our geographic areas. Our compensation committee sets overall compensation at a level it believes to be fair, based upon an analysis of the individual executive’s experience and past and potential contributions to us.

The Compensation Process

Our compensation program is overseen by a compensation committee (the “Committee”) comprised of independent directors which operates pursuant to a charter, the most recent version of which was approved by the board of directors on March 3, 2007. The Committee makes all compensation decisions concerning the executive officers and makes equity awards to all of our other key management employees upon the recommendation of the chief executive officer.

Compensation of our executive officers on an individual basis is reviewed annually by the Committee. The Committee sets the compensation of the chief executive officer, and the chief executive officer proposes changes for the other executive officers. After discussion, the Committee approves or modifies the chief executive officer’s recommendations in executive session.

To assist in determining appropriate overall compensation, the Committee reviews information regarding revenues, income, and executive compensation for other public manufacturing companies and for other businesses operating in Florida and the southeast United States and selected businesses in the U.S. of similar size and scope. The Committee also considers selected information regarding compensation practices, including employee benefits, from manufacturing companies in other countries in which we operate in an effort to ensure that we maintain competitiveness locally in the markets in which our executive officers reside.

Components of Executive Compensation

Salary. Our general approach to compensating executive officers is to pay cash salaries which generally are competitive within ranges of salaries paid to executives of other manufacturing companies, particularly in our geographic areas. Bonuses have been utilized infrequently in the past and, therefore, salary is the primary component of executive compensation. None of the Company’s executive officers other than Peter Robson has an employment contract. See “Employment Agreement with Peter Robson” below. Our overall financial performance influences the general level of salary increases and there are no pre-arranged annual increases or established ranges for salary increases. The chief executive officer, after seeking input from other key managers and reviewing selected market data, recommends increases for the other executive officers, based upon his analysis of the individual executive’s experience and past and potential contributions.

Equity Compensation. We utilize equity awards as long-term compensation incentives for executive officers and other key managers. In 2003, the Committee solicited recommendations from Mercer Human Resource Consulting in connection with establishing a long-term compensation program. The Committee used the consultant’s recommendations as guidance with respect to the level and elements of long-term compensation for executive officers. The Committee determined that the long-term compensation program would be related to company performance but that it would not move automatically in lock-step with such performance. The Committee has recognized that, at different periods in the economic cycle, long-term compensation might have greater or lesser importance in relationship to salary adjustments. Each year, the Committee establishes a monetary pool, the level of which varies with our performance, to be used for long-term compensation. The chief executive officer recommends awards for executive officers and other key employees. The Committee reviews those recommendations, approves or revises them, and determines long-term compensation for the chief executive officer.

The principal element of our long-term compensation program is the use of restricted shares of Company common stock, granted under written plans approved by our shareholders. Criteria used by the Committee in these awards include individual responsibilities and individual performance. The Committee’s practice is to determine the dollar amount of equity compensation to be provided and then to grant a number of shares of stock that have a fair market value equal to that amount on the date of grant. Fair market value is determined based on the closing price of our stock on the day of determination. Equity awards are “time based” so that, in order to earn the full award, an employee must remain in our employ for a specified period of time, typically three years.

Historically, the Committee also has used stock options, vesting over a specified period of time, typically three to five years, as part of the long-term compensation program. When stock options were used, the mix of restricted shares and options was entirely within the discretion of the Committee and varied from year to year. In 2007 and 2006, given the problems experienced by many public companies with excessive awards of stock options and restatements as a result of grant date issues, as well as the new stock compensation accounting rules, the Committee did not make any stock option grants and used only restricted shares as equity awards. However, in order to preserve the ability to award options in the future, the Committee recommended the adoption of a new stock option plan to replace the plan that expired on September 30, 2006. The board of directors accepted the recommendation, and the new stock option plan was approved by the shareholders at the Company’s 2007 annual meeting.

Because of the differences in tax treatment for employees of our foreign subsidiaries, stock appreciation rights (referred to in our plan document as performance shares) sometimes have been used for long-term compensation purposes for non-US employees, including executive officers. In 2007, restricted shares were used for long-term compensation awards to non-US employees except for one French employee, to whom performance shares were granted.

Retirement Plan and ESOP. All of our U.S. executives, along with all of our other U.S. employees, are eligible to participate in the Sun Hydraulics Corporation 401(k) and ESOP Retirement Plan (the “Plan”). Under the tax-qualified Plan, all U.S. based employees are able to contribute the lesser of up to 100% of their annual salary or the limit prescribed by the Internal Revenue Service to the Plan on a before-tax basis. Based on years of service, we match 100% of up to the first 6% of pay that is contributed to the Plan. All employee contributions are fully vested upon contribution. Our matching contributions vest over a five year period – 20% after one year, 40% after two years, 60% after three years, 80% after four years and 100% after five years. Each year, the board of directors determines, based on the Company’s performance and other factors it deems relevant, whether to make an additional contribution, and if so, in what amount. Since 2004, when an employee stock ownership plan (“ESOP”) was incorporated into the Plan, these additional contributions have been made in shares of Company common stock and all eligible employees, regardless of whether they make voluntary contributions to the Plan, participate pro rata, based upon their pay as a percentage of total pay for all U.S. employees. In 2007, the additional contribution, funded by newly-issued shares of Company common stock, was equal to approximately six percent of the U.S. based employee payroll. Our sole executive officer who resides outside of the U.S., Peter Robson, maintains his own individual retirement plan under the laws of the United Kingdom. We contribute to such plan each year an amount equal to 10% of Mr. Robson’s base salary pursuant to the terms of Mr. Robson’s employment agreement.

Other Compensation. We do not use other forms of compensation on a regular basis. Relatively small cash and equity bonuses have been used sporadically to reward significant and unusual contributions. Because of the broad responsibilities given to employees and the encouragement of individual initiative, we have educational assistance policies for all employees, including executive officers. Educational assistance has been given to executive officers in the past for graduate study leading to masters and other degrees, and more specialized training, including management training at the Harvard Business School. Senior management participates in our benefit plans on the same terms as other employees. These plans include medical and dental insurance, group life insurance, and a charitable gift matching program. Under our employee stock purchase plan, approved by the shareholders in 2001, employees including executive officers may purchase shares of Company common stock at a discount of 15% from market price on the first or last day of the quarterly purchase period, whichever is lower, on a tax-favored basis under Section 423 of the Internal Revenue Code.

We provide only limited perquisites and other personal benefits.

2007 Executive Compensation

At the September 2007 meeting of the Compensation Committee, the chief executive officer at the Committee’s request reviewed our 2007 performance projected through the end of the year and the general level of anticipated executive compensation adjustments. The Committee indicated that it would set the amount of the long-term compensation pool and the chief executive officer agreed to provide his recommendations for individual awards no later than October 1, 2007. The Committee then set a meeting for October 15 and agreed that, unless it was unable to finalize the awards at that time, October 15 would be the determination date for 2007 long term compensation grants. The Committee discussed generally with the chief executive officer salary issues for executive officers but agreed that salary adjustments would be deferred until the December meeting.

Following the departure of the chief executive officer from the meeting, the Committee reviewed our financial performance and particular successful initiatives over the past six years. The Committee reviewed selected compensation information derived from a number of surveys and other published information. Long term compensation awards for the three prior years were reviewed, and the Committee agreed that the 2007 long term compensation pool for key employees should be increased by approximately 15% over the prior year to $740,000.

At the Committee’s meeting on October 15, 2007, held by conference telephone, the chief executive officer reviewed his long term compensation recommendations for key employees, including executive officers, provided to the Committee on September 29, 2007, and explained his reasoning with respect to the individual awards. During discussion, the Committee confirmed that the recommended long term compensation grantees were recognized key performers with long-term potential. Mr. Carlson modified his initial recommendations to increase the pool by $20,000 and increase equity awards to two individuals. Following the departure of the chief executive officer from the meeting, the Committee, after further discussion, determined that $750,000 in dollar value of long term compensation would be awarded to key U.S. and European employees, including three executive officers. It was agreed that all of the awards would be made in shares of the Company’s stock based on the closing price of the stock on the NASDAQ Global Select Market on that date. The share awards are subject to divestiture ratably over a three year period, if the employee leaves the Company during the term. For one European employee, the compensation was agreed to be paid pursuant to a performance share agreement, pursuant to which a cash payment is made on each of the three anniversaries of the grant date equal to the closing bid price of the stock on the NASDAQ Global Select Market on that date multiplied by the number of performance shares vesting on such date.

On December 7, 2007, the Committee at a regularly-scheduled meeting considered new annual salaries for the executive officers. After reviewing the salary adjustments and equity awards over the past six years and the anticipated salary and wage increases for our hourly and salaried employees, and considering selected data derived from various surveys and published reports covering manufacturing and other companies deemed comparable or relevant by the Committee, the chief executive officer was invited to join the meeting to present his recommendations for salary adjustments for the other executive officers. In formulating his recommendations, which he explained were based on his review of individual performance, he reviewed each executive’s salary history, solicited information from peers within the company, reviewed the same surveys as the Committee for benchmarking purposes and considered the Committee’s October LTC awards.

After extensive discussion, the Committee determined to increase the salaries of the executive officers as follows:

Name and Title	2007 Compensation		2008 Compensation
Allen J. Carlson Chief Executive Officer	$345,000		$373,000
Jeffrey Cooper Officer	161,000		161,000
Tricia L. Fulton Chief Financial Officer	120,000		140,000
Peter Robson General Manager Sun Hydraulics Ltd.	180,000	*/	194,000	*/
Tim Twitty Officer	132,000		142,000

*/	Based on estimated conversion from pounds sterling

The Committee awarded the chief executive officer shares of restricted company stock with a value of $170,000, based on the closing price of the stock on the NASDAQ Global Select Market on that date. The shares are subject to divestiture ratably over a three year period, if the chief executive officer leaves our employ during the term.

Tax and Accounting Implications

Section 162(m) of the Internal Revenue Code limits the tax deduction to $1.0 million for compensation paid to a corporation’s key executive officers unless certain requirements are met, including that the compensation qualify as performance-based compensation. While the Compensation Committee may from time to time approve awards which would vest upon the passage of time or other compensation which would not result in qualification of those awards as performance-based compensation, it is not anticipated that compensation realized by any executive officer under any of our plans now in effect will result in a material loss of tax deductions.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

David N. Wormley, Chairman

Marc Bertoneche

John S. Kahler

Summary Compensation Table

The table below summaries the total compensation paid or earned by each of the named executive officers for the fiscal years ended December 29, 2007, and December 30, 2006. The Company has not entered into any employment agreements with any of the named executive officers except for Peter

Robson. Mr. Robson’s agreement, entered into in 1981, set initial salary, which has been adjusted thereafter from time to time by the Company at its discretion. See “Employment Agreement with Peter Robson” below. When setting total compensation for each of the named executive officers, the Committee reviews the executive’s current compensation, including equity and non-equity-based compensation.

SUMMARY COMPENSATION

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (4)		Option Awards ($) (6)	All Other Compensation ($) (7)	Total ($)
Clyde G. Nixon (1)	2007	—	—		—	—	—
Former Chairman of the Board of Directors	2006	100,000	17,636		—	14,142	131,778

Allen J. Carlson	2007	345,000	99,663		15,231	33,197	493,091
President and Chief Executive Officer	2006	312,000	80,854		19,934	40,628	453,416

Jeffrey Cooper	2007	161,000	22,400		3,277	20,883	207,560
Officer	2006	156,000	31,720		4,747	21,853	214,320

Tricia L. Fulton	2007	124,583	29,592		1,004	16,560	171,739
Chief Financial Officer	2006	108,218	20,583		2,474	14,296	145,571

Tim Twitty Officer	2007	132,000	32,924		2,342	17,704	184,970

Richard J. Dobbyn (2)	2007	—	—		—	—	—
Former Chief Financial Officer	2006	121,875	22,193		5,771	16,904	166,743

Peter G. Robson (3)	2007	184,032	91,036	(5)	—	22,072	297,140
General Manager, Sun Hydraulics Limited	2006	169,834	43,000		—	21,355	234,189

(1)	Mr. Nixon retired from being a full-time employee on December 31, 2006. He remained Chairman of the Board of Directors until his passing in April 2007.
(2)	Mr. Dobbyn retired as Chief Financial Officer on March 4, 2006.
(3)	Amounts were paid in pounds sterling, which are converted to U.S. dollars at the average exchange rate.
(4)	Amounts represent the compensation expense relating to restricted stock recorded during 2007 in accordance with FAS 123R, with the exception of Mr. Robson.
(5)	Amount represents $3,819 of compensation expense relating to restricted stock recorded during 2007 in accordance with FAS 123R. Remaining $87,217 represents compensation expense relating to phantom stock grants recorded during 2007, in accordance with FAS 123R.
(6)	Amounts represent the compensation expense relating to stock options during 2007 in accordance with FAS 123R.

(7)	All Other Compensation amounts for 2007 are as follows:

Name	Year	Perquisites and Other Personal Benefits ($)(a)	Company Contributions to Retirement and 401(k) Plans ($)	Total ($)
Allen J. Carlson	2007	6,197	27,000	33,197
Jeffrey Cooper	2007	1,563	19,320	20,883
Tricia L. Fulton	2007	1,610	14,950	16,560
Tim Twitty	2007	1,864	15,840	17,704
Peter G. Robson	2007	—	22,072	22,072

(a)	Amounts represent dividends received on unvested restricted stock shares.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#) (1)	Grant Date Fair Value of Stock and Option Awards ($)
Allen J. Carlson	December 7, 2007	5,533	170,029
Jeffrey Cooper	—	—	—
Tricia L. Fulton	October 15, 2007	1,303	45,005
Tim Twitty	October 15, 2007	1,303	45,005
Peter G. Robson	October 15, 2007	724	25,007

(1)	Amounts represent the number of restricted shares of stock granted under the 2001 Restricted Stock Plan . The shares vest in annual installments over three years. Dividends will be paid on the shares of restricted stock.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Allen J. Carlson	3,644 1,350	— 4,049	(1)	5.49 12.27	10/15/2011 12/9/2012	14,618	(2)	367,350
Jeffrey Cooper	1,013	—		5.49	10/15/2011	1,661	(3)	41,741
Tricia L. Fulton	—	—		—		4,008	(4)	100,721
Tim Twitty	2,835	—		5.49	10/15/2011	4,008	(4)	100,721
Peter G. Robson	—	—		—		2,656	(5)	66,754

(1)	This award will vest 33% on December 9, 2008, 33% on December 9, 2009 and 33% on December 9, 2010.
(2)	Awards represent restricted stock that will vest as follows: 1,844 on December 7, 2008, 5,765 on December 9, 2008, 1,844 on December 7, 2009, 3,320 on December 9, 2009 and 1,845 on December 7, 2010.
(3)	Awards represent restricted stock that will vest as follows: 626 on October 10, 2008, 408 on December 9, 2008 and 627 on October 10, 2009
(4)	Awards represent restricted stock that will vest as follows: 876 on October 10, 2008, 434 on October 15, 2008, 951 on December 9, 2008, 878 on October 10, 2009, 434 on October 15, 2009, and 435 on October 15, 2010.
(5)	Awards represent phantom stock units that will vest as follows: 626 on October 10, 2008, 679 on December 9, 2008, and 627 on October 10, 2009. Also included are restricted stock awards that vest as follows: 241 on October 15, 2008, 241 on October 15, 2009 and 242 on October 15, 2010.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Allen J. Carlson	16,692	380,586	11,210	347,125
Jeffrey Cooper	4,088	74,201	3,845	113,681
Tricia L. Fulton	3,466	55,636	2,434	81,200
Tim Twitty	4,500	65,747	3,244	109,178
Peter G. Robson	—	—	2,520	83,357

Pension Benefits

The Company does not maintain a pension plan for any of its U.S.-based executive officers, other than the Sun Hydraulics Corporation 401(k) and ESOP Retirement Plan. Our sole executive officer who resides outside of the U.S., Peter Robson, maintains his own individual retirement plan under the laws of the United Kingdom. We contribute to such plan each year an amount equal to 10% of Mr. Robson’s base salary, pursuant to the terms of Mr. Robson’s employment agreement.

Nonqualified Deferred Compensation

The Company does not maintain a nonqualified deferred compensation program.

Potential Payments Upon Termination or Change of Control

The Company has not entered into agreements with any of its executive officers, other than Peter Robson, relating to payments in connection with the termination of their employment, a change in control of the Company or a change in the officer’s responsibilities. Pursuant to the terms of Mr. Robson’s employment agreement, the Company is required to provide Mr. Robson with six months’ prior written notice of his termination of employment. In the event that the Company were to give Mr. Robson less than six months’ prior written notice, it would likely be required to pay him his base salary for six months after such notice is delivered to him.

Employment Agreement with Peter Robson

The Company entered into an employment agreement with Peter Robson on April 22, 1981, in connection with his initial employment with the Company. The agreement set Mr. Robson’s initial salary, which has been adjusted thereafter from time to time by the Company at its discretion. Pursuant to the terms of the agreement, the Company provides Mr. Robson with family health insurance and a retirement supplement equal to 10% of Mr. Robson’s base salary. The agreement provides that it may be terminated by either party upon six months’ prior written notice to the other.

DIRECTOR COMPENSATION

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. In June 2006, the Compensation Committee began deliberations regarding an increase in director compensation. At the September 2006 meeting of the Committee, survey data from the National Association of Corporate Directors, Mercer Human Resource Consulting, Pearl Meyer & Partners, and Towers Perrin HR Services was reviewed, along with publicly available information from selected companies and other surveys. The data confirmed that the Company’s director compensation is well below the mid-point of companies considered in the surveys. Given the Company’s culture and management style, it was agreed that director compensation did not need to fall within any particular percentile of comparable companies. However, it was agreed that, to attract new directors, compensation needed to be adequate and reasonable. At that time, each nonemployee director was paid a fee of $4,000 for attendance at each board meeting, as well as each board committee meeting, $1,500 of which was paid in shares of the company’s common stock pursuant to the Sun Hydraulics Corporation Amended and Restated 2004 Nonemployee Director Equity and Deferred Compensation Plan (the “Nonemployee Directors Plan”). The objective of the Nonemployee Directors Plan is to provide deferred benefits to non-employee directors, increase their beneficial ownership in the Company and more closely align their interests in the long-term growth and profitability of the Company with that of the shareholders.

On September 9, 2006, the board of directors approved an increase in the total amount paid for attendance at each Board meeting and each meeting of each committee of the board on which he or she serves when the committee meeting is not held within one day of a meeting of the board to $5,000, effective immediately. This increase in fees brought director compensation to a level of approximately 30% of that of public companies with revenues of between $50-200 million, as reflected in the materials reviewed by the Committee. The Committee agreed that compensation divided approximately equally between stock and cash, as reflected in surveys of comparable companies, would be desirable for Sun, and accordingly amended the Nonemployee Directors Plan on September 9, 2006, to make $2,500 of the $5,000 fee payable in shares of the company’s common stock. The amendment to the Nonemployee Directors Plan was approved by the Company’s shareholders at the 2007 Annual Meeting.

As agreed in September 2006, the Compensation Committee in September 2007 again revisited director compensation. The appropriate level of fees for directors, the use of stock versus cash in lieu of fees, and increased fees for directors who serve as chairs of the audit and compensation Committees also were discussed. The Committee decided to defer any decision until its February 2008 meeting, except with respect to the increased fee for the Chairman. The Committee considered the appropriate level of fees given the responsibilities of Sun’s first non-executive Chairman. It was agreed to recommend to the board of directors that the Chairman’s fee be increased to twice that of a regular director, the amount of stock to be included dependent upon further review and analysis of the Nonemployee Directors Plan. It was further agreed that the increase in the Chairman’s fee should be effective from the date Dr. Megerlin assumed the increased duties of Chairman. The board of directors approved the increased fee at the September meeting, all of which was paid in cash for 2007.

At its February 29, 2008, meeting, the Compensation Committee continued its review of the Nonemployee Directors Plan and recommended three substantive amendments to the board of directors on March 1, 2008: (1) nonemployee directors will be paid 250 shares of Company common stock as compensation for attendance at each board and separately-held committee meeting; (2) the board of directors may increase from time to time, as it deems desirable or appropriate, the number of shares of stock awarded to all or any one or more of the nonemployee directors; and (3) no more than 25,000 shares of stock, in the aggregate, may be issued under the Nonemployee Directors Plan during any single calendar year.

The board of directors approved the recommended changes and amended the Nonemployee Directors Plan on March 1, 2008. Because the actual value of director compensation will vary depending on the Company’s performance and the value the market places on the shares, the board concluded that payment of a specific number of shares (rather than shares with a fair market value of $2,500.00) would better align the interest of the directors with the shareholders. The board also concluded that the Compensation Committee and the board should have the flexibility to adjust the compensation of particular non-employee directors in consideration of the performance of additional duties by them, such as serving as chair of a Board committee. This authority is limited so that the increase to any individual nonemployee director cannot exceed the increase in cash fees awarded to that director on or after September 1, 2007, and the total awards in any one calendar year cannot exceed 25,000 shares. The Board included the latter limitation because it concluded that, if it thought a greater number of shares should be issued to nonemployee directors in any one year, the shareholders should be so advised and their approval obtained.

The Committee determined, and the board agreed, that it would not utilize the flexibility provided by the changes to increase the amount or number of share compensation to nonemployee directors unless and until the Company’s shareholders had approved the changes. Therefore, the 2004 Plan, as amended, is submitted to the shareholders for consideration and approval at the Meeting.

Under the Nonemployee Directors Plan, directors also may elect to receive all or part of the remainder of their fees in shares of the company’s common stock and to defer receipt of their fees until a subsequent year. Directors also are reimbursed for their expenses incurred in connection with their attendance at such meetings.

Pursuant to the Nonemployee Directors Plan, a deferred stock account is established for each non-employee director and credited with a number of share units on the date of each Board meeting. The value of the share units so credited is equivalent to the fair market value of the Company’s stock on the NASDAQ Global Market on the date of grant, for the dollar amount of directors fees payable in stock that the individual director elects to be deferred, and such additional amount of director fees payable in cash that the individual director elects to be paid in stock and deferred. Share units are equivalent to shares of the Company’s common stock, except that share units have no voting rights and receive dividend equivalents rather than dividends.

Each director receives dividend equivalents on the share units contained in his or her deferral account, which are equal in value to dividends paid on the Company’s common stock. The dividend equivalents granted are then reinvested in the non-employee director’s stock deferral account in the form of additional share units. Upon retirement or termination of services as a director, each non-employee director receives a share of common stock for each share unit awarded. Such shares are received either in a lump sum or over a period not to exceed 10 years, as elected in advance by each director.

Directors also are reimbursed for their expenses incurred in connection with their attendance at such meetings. Directors who are employees of the Company receive no compensation for their service as directors.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (5)	All Other Compensation ($) (6)		Total ($)
Marc Bertoneche (1)	10,000	64,723	1,779		76,502
John S. Kahler (2)	10,000	31,221	708		41,929
Christine L. Koski	10,000	10,000	—		20,000
Robert E. Koski	—	—	35,903	(7)	35,903
Philippe Lemaitre	5,000	3,967	49		9,016
Ferdinand E. Megerlin (3)	25,000	37,921	922		63,843
Clyde G. Nixon	2,500	2,500	—		5,000
Hirokatsu Sakamoto	10,000	10,000	—		20,000
David N. Wormley (4)	10,000	10,000	—		20,000

(1)	Marc Bertoneche has elected to receive and defer cash fees in the form of stock units. Dr. Bertoneche has also elected to defer stock awards in the form of stock units. The stock awards represent the compensation for 2007 in accordance with FAS 123R. All deferred stock units will be paid in shares upon Dr. Bertoneche ceasing to be a Director of the Company. The total grant date fair value of deferred stock units issued during 2007 was $20,000. At December 29, 2007, Dr. Bertoneche had 5,569 deferred stock units.
(2)	John S. Kahler has elected to defer stock awards in the form of stock units. The stock awards represent the compensation for 2007 in accordance with FAS 123R. All deferred stock units will be paid in shares upon Mr. Kahler ceasing to be a Director of the Company. The total grant date fair value of deferred stock units issued during 2007 was $10,000. At December 29, 2007, Mr. Kahler had 2,241 units.
(3)	Ferdinand E. Megerlin has elected to receive and defer $2,000 of his cash fees in the form of stock units. Dr. Megerlin has also elected to defer all of his stock awards in the form of stock units. The stock awards represent the compensation for 2007 in accordance with FAS 123R. All deferred stock units will be paid in shares upon Dr. Megerlin ceasing to be a Director of the Company. The total grant date fair value of deferred stock units issued during 2007 was $12,000. At December 29, 2007, Dr. Megerlin had 2,907 units.

(4)	David N. Wormley has elected to receive $2,000 of his cash fees in the form of Company common stock. The common stock was issued during 2007 in accordance with attendance at Board meetings.
(5)	Please see the Security Ownership of Certain Beneficial Owners and Management schedule on page 11 regarding the number of shares beneficially owned by each of the directors.
(6)	Amounts represent the value of dividends received on the outstanding deferred stock units during 2007. Dividends are also deferred in the form of stock units and will be payable in shares of stock.
(7)	Amount represents compensation of $32,303 received for services performed as an employee of the Company and $3,600 in Company contributions to Mr. Koski’s 401(K).

Equity Compensation Plan Information

The following table summarizes the Company’s equity compensation plan information as of December 29, 2007. Information is included for both equity compensation plans approved by the Company’s shareholders and equity compensation plans not approved by the shareholders.

	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by shareholders	46,943	$4.29	1,662,945
Equity compensation plans not approved by shareholders	—	—	675
Total	46,943	$4.29	1,663,620

Equity compensation plans approved by shareholders include the 1996 Stock Option Plan, the 2001 Restricted Stock Plan, the Employee Stock Purchase Plan, the 2004 Nonemployee Director Equity and Deferred Compensation Plan, and the 2006 Stock Option Plan.

All shares to be issued upon exercise in column (a) and the weighted average exercise price in column (b) represent shares issued under the 1996 Stock Option Plan. The number of securities available for future issuance in column (c) were: zero shares under the 1996 Stock Option Plan, 750,000 shares under the 2006 Stock Option Plan, 583,742 shares under the Employee Stock Purchase Plan, 167,589 shares under the 2001 Restricted Stock Plan, and 161,614 shares under the 2004 Nonemployee Director Equity and Deferred Compensation Plan.

The only equity compensation plan not approved by shareholders was the 1999 Stock Award Plan. 6,750 shares were authorized for grant under the 1999 Stock Award Plan, which was approved by the Board of Directors on May 21, 1999. The general purpose of the Plan is to recognize and acknowledge extraordinary contributions of employees through the grant of shares of common stock, thereby providing them with a more direct stake in the future welfare of the Company and encouraging them to continue to demonstrate leadership and commitment to the Company. Subject to supervision by the Board and the provisions of the Plan, the Company’s president has the authority to determine the employees to whom awards shall be granted and the number of shares of common stock to be the subject of each award. As of December 29, 2007, there were 675 shares remaining for future grants, and there were no outstanding options, warrants, or rights associated with this plan.

PROPOSAL 2

APPROVAL OF THE COMPANY’S

AMENDED AND RESTATED 2004 NONEMPLOYEE DIRECTOR

EQUITY AND DEFERRED COMPENSATION PLAN

Currently, except as described below with respect to the Chairman, each nonemployee Director is paid a fee of $5,000 for attendance at each Board meeting, as well as each committee meeting of the Board on which he or she serves when the committee meeting is not held within one day of a meeting of the Board, $2,500 of which is paid in shares of the Company’s common stock (“Shares”) pursuant to the Sun Hydraulics Corporation 2004 Nonemployee Director Equity and Deferred Compensation Plan (the “Nonemployee Directors Plan”). The Compensation Committee in September 2007 reviewed Sun’s Director compensation which, based on data reviewed, appeared to be approximately 30% of the average of comparable companies. The Committee discussed the appropriate level of fees for Directors, the use of stock versus cash in lieu of fees, and increased fees for Directors who serve as chairs of the audit and compensation committees. At the same time, the Committee considered the appropriate level of fees for Sun’s first non-executive Chairman. Following its meeting, the Committee recommended to the Board that the Chairman’s fee be increased to twice that of a regular Director, retroactive to the June meeting when Dr. Megerlin assumed the duties of Chairman. The Board approved the increased fee at the September 7, 2007, meeting, all of which was paid in cash for 2007. The Committee deferred any decision regarding the amount of stock that should be included as part of the increased Chairman’s fee pending further review and analysis of the Nonemployee Directors Plan.

At its February 29, 2008, meeting, the Compensation Committee continued its review of the Nonemployee Directors Plan and concluded that certain changes were necessary. These changes were recommended to the Board of Directors, which approved them and amended the Nonemployee Directors Plan on March 1, 2008. The Committee determined, and the Board agreed, that it would not utilize the flexibility provided by the changes to increase the amount or number of share compensation to nonemployee Directors unless and until the Company’s shareholders had approved the changes. Therefore, the Nonemployee Directors Plan, as amended, is submitted to the shareholders for consideration and approval at the Meeting.

The substantive amendments to the Nonemployee Directors Plan adopted by the Board of Directors on March 1, 2008, are as follows:

(1) Section 3.1(a) was amended to provide that, as compensation for his or her attendance at each meeting of the Board, and each meeting of each committee of the Board on which he or she serves when the committee meeting is not held within one day of a meeting of the Board, the nonemployee Director will be paid 250 shares of Company common stock. The Nonemployee Directors Plan now provides that such compensation will be shares with a fair market value of $2,500.00. Because the actual value of the stock compensation will vary depending on the Company’s performance and the value the market places on its shares, The Board believes that payment in a specific number of shares will better align the interest of the Directors with the shareholders.

(2) Section 3.1(b) was amended to provide the Board the authority to increase from time to time, in such manner it deems desirable or appropriate, the number of shares of Company common stock awarded to all or any one or more nonemployee Directors. The Board believes this will allow the

Compensation Committee and the Board to adjust the compensation of particular non-employee Directors in consideration of the performance of additional duties by them, such as serving as chair of a Board committee. This authority is limited so that the increase to any individual nonemployee Director cannot exceed the increase in cash fees awarded to that Director on or after September 1, 2007. Further, the total of all increases in awards cannot cause the number of shares available for issuance under the Plan during any one calendar year to exceed the maximum annual limit set forth in Section 9.2 (discussed below).

(3) New Section 9.2 provides that no more than 25,000 shares of Company common stock, in the aggregate, may be issued to nonemployee Directors under the Nonemployee Directors Plan during any single calendar year. The Board included this provision because it believed that, if it thought a greater number of shares should be issued to nonemployee Directors in any one year, the shareholders should be so advised and their approval obtained.

The Nonemployee Directors Plan, as amended to provide that compensation payable in Company stock shall be made by awards of a specific number of shares, rather than a specific dollar amount which then is converted into shares, and to provide the Board of Directors with the authority to increase the number of shares awarded to any one or more nonemployee Directors, subject to an annual limit of 25,000 shares, is subject to approval by a majority of the shares represented, in person or by proxy, at the Meeting. If shareholder approval is not obtained at the Meeting, the Nonemployee Directors Plan will continue as currently in effect and will not be amended as described above.

Under the Nonemployee Directors Plan, Directors also may elect to receive all or part of the remainder of their fees in shares of the Company’s common stock and to defer receipt of their fees until a subsequent year. Set forth below is a summary of the terms of the Amended and Restated 2004 Nonemployee Directors Plan, as proposed to be amended, a copy of which is attached to this Proxy Statement as Appendix A.

THE FOLLOWING SUMMARY DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF THE PROVISIONS OF THE AMENDED AND RESTATED 2004 NONEMPLOYEE DIRECTOR EQUITY AND DEFERRED COMPENSATION PLAN. IN CASE OF ANY CONFLICT BETWEEN THIS SUMMARY AND THE ACTUAL TEXT OF THE PLAN, WHICH IS ATTACHED AS APPENDIX A TO THIS PROXY STATEMENT, THE TERMS OF THE PLAN CONTROL.

Purpose. The purpose of the Amended and Restated 2004 Nonemployee Directors Plan is to secure for the Company and its shareholders the benefits of the incentive inherent in increased ownership of common stock of the Company by members of the Board of the Company who are not employees of the Company or any of its subsidiaries. The Amended and Restated 2004 Nonemployee Directors Plan provides for the payment of a portion of each nonemployee Director’s fees, or upon his or her election all of the Director fees, in shares of the common stock of the Company. The Amended and Restated 2004 Nonemployee Directors Plan also permits nonemployee Directors to elect to defer receipt of the Director fees.

Shares Subject to Nonemployee Directors Plan. Subject to adjustment as provided in the Amended and Restated 2004 Nonemployee Directors Plan, a total of 180,000 shares of common stock may be issued under the Amended and Restated 2004 Nonemployee Directors Plan. To date, 19,484 shares have been issued under the Amended and Restated 2004 Nonemployee Directors Plan.

Automatic Share Compensation. As compensation for attendance at each Board meeting and each meeting of each committee of the Board on which he or she serves when the committee meeting is not held within one day of a meeting of the Board subsequent to June 1, 2008, each nonemployee Director shall be paid 250 shares of the Company’s company stock, provided Proposal 2 is approved at the Meeting. Currently, each nonemployee Director receives shares of the Company’s company stock with a fair market value of $2,500.00 in the aggregate The fair market value is determined by calculating the average of the high and low selling prices of a share of common stock as reported through the Nasdaq Stock Market on the date of the meeting. The nonemployee Director must hold the shares issued under the Amended and Restated 2004 Nonemployee Directors Plan for a period of six months and one day from the date of the meeting with respect to which such shares were issued. The Company will pay any fees and commissions incurred in connection with the payment of share compensation to a nonemployee Director.

Voluntary Share Compensation. For any calendar year, a nonemployee Director may elect to have up to 100% of the cash portion of his or her Director fees payable during such calendar year paid in the form of the Company’s common stock. Promptly following each payment date for which an election is effective, the Company will issue to each nonemployee Director that number of shares of common stock equal to the amount of cash he or she would have otherwise received. The number of shares will be calculated based upon the fair market value of the common stock as determined by averaging the high and low selling prices of a share of common stock as reported through the Nasdaq Stock Market on the payment date. Except with respect to the year in which a new nonemployee Director is elected, such election shall become effective with respect to all Director fees payable on dates occurring more than six months after the delivery of the election to the Amended and Restated 2004 Nonemployee Directors Plan administrator until subsequently modified by the nonemployee Director upon not less than six months advance notice to the administrator.

Deferral of Director Fees. With respect to each calendar year, a nonemployee Director may elect to defer receipt of a percentage of his or her Director fees (cash and/or stock) by filing a participation agreement with the Amended and Restated 2004 Nonemployee Directors Plan administrator prior to the beginning of each calendar year. A nonemployee Director may change the percentage of deferred fees (or reduce such percentage to zero) by filing a subsequent agreement with the Amended and Restated 2004 Nonemployee Directors Plan administrator. Any such change will be effective as of the first day of the following calendar year.

Nonemployee Directors’ Deferred Accounts. The portion of a nonemployee Director’s fees that are deferred will be credited to a special account established by the Company for that nonemployee Director as of the date for which the Director fee is payable. With respect to the stock portion of the deferral, the deferred account will be credited with common stock units representing a bookkeeping entry for the equivalent of the number of shares of common stock which are being deferred. If the Company declares a cash dividend, on the record date set for the determination of stockholders entitled to receive such dividend, each deferred account will be credited with additional common stock units equal in value to the amount of such cash dividend.

Vesting of Accounts. Each nonemployee Director will at all times have a nonforfeitable interest in his or her deferred account. However, the Company’s obligation to pay benefits under the Nonemployee Directors Plan represents an unfunded, unsecured obligation of the Company and no nonemployee Director will have any secured interest or claim in any assets or property of the Company.

Distribution of Deferred Account Balance. A nonemployee Director or, in the event of death, his or her beneficiary, will be entitled to distribution of all or part of the deferred account balance as soon as practicable after the fiscal quarter following the date of termination of service as a Director or an earlier date selected by a nonemployee Director in accordance with the Amended and Restated 2004 Nonemployee Directors Plan. Distribution of common stock units will be made by payment in shares of the Company’s common stock in the proportion of one share for one stock unit.

Administration. The Amended and Restated 2004 Nonemployee Directors Plan will be administered by the Board, which will have such powers as may be necessary to discharge its duties under the Nonemployee Directors Plan. No member of the Board will act in respect of his or her own participation in the Amended and Restated 2004 Nonemployee Directors Plan. All decisions and determinations by the Board will be final and binding on all parties and will be made by majority vote.

Board Authority to Increase Share Awards under the Plan. If Proposal 2 is approved, the Board will have the authority to increase from time to time, in such manner it deems desirable or appropriate, the number of shares of Company common stock awarded to all or any one or more Nonemployee Directors. The Board believes this will allow the Compensation Committee and the Board to adjust the compensation of particular non-employee Directors in consideration of the performance of additional duties by them, such as serving as chair of a Board committee. This authority is limited so that the increase to any individual nonemployee Director cannot exceed the increase in cash fees awarded to that Director on or after September 1, 2007. Further, no more than 25,000 shares of Company common stock, in the aggregate, may be issued to nonemployee Directors under the Nonemployee Directors Plan during any single calendar year. The Board included this provision because it believed that, if it thought a greater number of shares should be issued to nonemployee Directors in any one year, the shareholders should be so advised and their approval obtained.

Withholding Taxes. To the extent that the Company is required to withhold federal, state or local taxes in connection with any component of a nonemployee Director’s compensation in cash or shares, and the amounts available to Company for such withholding are insufficient, it will be a condition of receipt of any shares that the nonemployee Director make arrangements satisfactory to the Company for the payment of the balance of such taxes required to be withheld, including relinquishment of the shares.

Amendment and Termination. The Board may alter or amend the Amended and Restated 2004 Nonemployee Directors Plan from time to time or may terminate it in its entirety, subject to any necessary consents of a nonemployee Director with respect to rights in any shares issued or to be issued to him or her or amounts in a deferred account. Any amendment which must be approved by the shareholders of the Company in order to comply with applicable law or the rules of any national securities exchange or securities listing service upon which the shares are traded or quoted will not be effective unless and until such approval is obtained.

The Board of Directors has unanimously approved the amendments to the Sun Hydraulics Corporation Amended and Restated 2004 Nonemployee Director Equity and Deferred Compensation Plan and recommends that you vote “FOR” approval of the Plan, as amended.

OTHER BUSINESS

Management of the Company does not know of any other business that may be presented at the Meeting. If any matter not described herein should be presented for shareholder action at the Meeting, the persons named in the enclosed Proxy will vote the shares represented thereby in accordance with their best judgment.

SHAREHOLDER PROPOSALS FOR THE 2009 PROXY STATEMENT

AND PRESENTATION AT THE 2009 ANNUAL MEETING

Under SEC Rule 14a-8, in order for a shareholder proposal to be included in the Company’s Proxy Statement for the 2009 Annual Meeting, and under the Company’s Bylaws, for a matter to be considered at such meeting (other than the election of Directors), the shareholder proposal, together with certain other information specified in the Bylaws, must be submitted no later than January 10, 2009. Accordingly, notice to the Company of a shareholder proposal submitted after January 10, 2009, will be considered untimely, and the matter will not be considered at the 2009 Annual Meeting.

Shareholder proposals should be submitted in writing to Gregory C. Yadley, Secretary, at 1500 West University Parkway, Sarasota, Florida 34243. A copy of the Company’s Bylaws will be provided upon request in writing to the Secretary.

By Order of the Board of Directors,

GREGORY C. YADLEY
Secretary

Dated: April 25, 2008

Appendix A

SUN HYDRAULICS CORPORATION

AMENDED AND RESTATED 2004 NONEMPLOYEE DIRECTOR EQUITY

AND DEFERRED COMPENSATION PLAN

As Amended and Restated Effective March 1, 2008

ARTICLE I. DEFINITIONS

1.1 DEFINITIONS. Whenever the following terms are used in this Plan they shall have the meanings specified below unless the context clearly indicates to the contrary:

(a) “Accounting Date”: The last day of each fiscal year and the last day of any fiscal quarter.

(b) “Accounting Period”: The period beginning on the day immediately following an Accounting Date and ending on the next following Accounting Date.

(c) “Administrator”: The Board.

(d) “Beneficiary”: The person or persons (natural or otherwise) designated pursuant to Section 7.6.

(e) “Board”: The Board of Directors of the Company.

(f) “Code”: The Internal Revenue Code of 1986, as amended.

(g) “Common Stock”: The Company’s Common Stock, par value $.001 per share.

(h) “Common Stock Unit”: A bookkeeping entry that records the equivalent of one Share pursuant to Section 5.2.

(i) “Company”: Sun Hydraulics Corporation or any successor or successors thereto.

(j) “Deferral Commitment”: An agreement made by a Nonemployee Director in a Participation Agreement to have a specified portion of his or her Share Compensation and/or Fees deferred under the Plan for a specified period in the future.

(k) “Deferral Period”: The Plan Year for which a Director has elected to defer a portion of his or her Share Compensation and/or Fees.

(l) “Deferred Account”: The account maintained for each Nonemployee Director who elects to defer Share Compensation and/or Fees under Article V.

(m) “Deferred Account Balance”: The balance of a Nonemployee Director’s Deferred Account as specified in Section 5.3.

(n) “Fair Market Value”: With respect to a share of Common Stock, the average of the high and low selling prices of a share of Common Stock as reported through the Nasdaq Stock Market (or any other exchange or over-the-counter market if sales of the Common Stock are no longer reported through the Nasdaq Stock Market) for a particular date, or if there was no sale of Common Stock so reported for such day, on the most recently preceding day on which there was such a sale.

(o) “Fees”: The portion of the compensation payable to Nonemployee Directors in cash for service as a director of the Company (including compensation for attendance at meetings of the Board and Board committees).

(p) “Nonemployee Director”: An individual duly elected or chosen as a Director of the Company who is not also an employee of the Company or its subsidiaries.

(q) “Participation Agreement”: The agreement submitted by a Nonemployee Director to the Administrator in which a Nonemployee Director may specify a Voluntary Amount, or may elect to defer receipt of a portion of his or her Share Compensation and/or Fees for a specified period in the future.

(r) “Payment Date”: The date on which Director Fees are payable as such dates are established by the Board from time to time. Initially, Director Fees shall be payable at the conclusion of each Board and Board committee meeting.

(s) “Plan”: The Plan set forth in this instrument as it may, from time to time, be amended.

(t) “Plan Year”: The 12-month period beginning January 1 through December 31.

(u) “Rule 16b-3”: Rule 16b-3 promulgated under the Securities Exchange of 1934 (or any successor rule to the same effect), as in effect from to time.

(v) “Settlement Date”: The date on which a Nonemployee Director terminates his or her service as a Director of the Company. Settlement Date shall also include with respect to any Deferral Period the date prior to the date of termination as a Director selected by a Nonemployee Director in a Participation Agreement for distribution of all or a portion of the Share Compensation and/or Fees deferred during such Deferral Period as provided in Section 7.3.

(w) “Share Compensation”: Shares payable to a Nonemployee Director for attendance at a Board or committee meeting pursuant to Section 3.1.

(x) “Shares”: Fully paid, non-assessable shares of Common Stock. Shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(y) “Trust”: The meaning set forth in Section 6.2.

(z) “Voluntary Amount”: The meaning set forth in Section 3.2(a).

ARTICLE II. PURPOSE

2.1 PURPOSE. The purpose of this Plan is to secure for the Company and its shareholders the benefits of the incentive inherent in increased ownership of Common Stock of the Company by members of the Board of Directors of the Company who are not employees of the Company or any of its Subsidiaries, by providing for the payment of a portion of each Nonemployee Director’s Fees in shares of Common Stock or Common Stock Units, and permitting each Nonemployee Director to receive some or all of the remainder of his or her Fees in shares of Common Stock or Common Stock Units. It is expected that such ownership will further align the interests of such Nonemployee Directors with the shareholders of the Company, thereby promoting the long-term profits and growth of the Company, and will encourage such Nonemployee Directors to remain directors of the Company and provide them an opportunity to defer the receipt of some or all of such Fees. It is also expected that the Plan will encourage qualified persons to become directors of the Company.

ARTICLE III. AUTOMATIC AND VOLUNTARY SHARE COMPENSATION AMOUNTS

3.1 AUTOMATIC AMOUNT.

(a) SHARE COMPENSATION. As compensation for the attendance of each Nonemployee Director at each meeting of the Board, and each meeting of each committee of the Board on which such Nonemployee Director serves when the committee meeting is not held within one day of a meeting of the Board, each Nonemployee Director shall be paid Shares. Until June 1, 2008, the Share compensation for attendance at each such meeting shall be Shares with a Fair Market Value of Two Thousand Five Hundred Dollars ($2,500.00). After June 1, 2008, the Share compensation shall be Two Hundred Fifty (250) Shares for attendance at each such meeting.

(b) MODIFICATIONS. The Board shall have the authority to increase from time to time, in any manner it deems desirable or appropriate, the number of Shares to be awarded to all or any one or more Nonemployee Directors under this Section 3.1, including but not limited to adjustments in consideration of the performance of additional duties by them, such as serving as chair of a Board committee; provided, however, that (1) the increase to any individual Nonemployee Director shall not exceed the increase in Fees effective on or after September 1, 2007, payable to such Nonemployee Director; and (2) the total of all increases in awards shall not cause the number of Shares available for issuance under the Plan during any one calendar year to exceed the annual limit set forth in Section 9.2 below.

(c) ISSUANCE OF SHARES. Promptly following each Board or committee meeting for which Share Compensation is payable, the Company shall issue to each Nonemployee Director a number of whole Shares equal to the Share compensation provided for in Section 3.1(a), as modified pursuant to Section 3.1(b). No fractional Share shall be issued, but instead, to the extent that the application of the foregoing would result in the issuance of a fractional Share, the Company shall maintain a separate noninterest bearing account for such Nonemployee Director, which account shall be credited with the Fair Market Value of such fractional Share as of such meeting date, and which amount shall be combined with similar amounts so credited to such account with respect to fractional Shares otherwise issuable with respect to the Share Compensation subsequently payable to such Nonemployee Director. When whole Shares are issued by the Company to the Nonemployee Director under this Section 3.1 or Section 3.2(b) below, and the amount then in such account is in excess of the Fair Market Value of the Shares then being issued, the Company shall issue an additional Share to such Nonemployee Director and debit such account by such Fair Market Value. The Nonemployee Director shall hold the Shares issued by the Company under this Plan for a period of six months and one day from the date of the meeting with respect to which such Shares were issued unless the issuance of such Shares is exempt under Rule 16b-3. The Company shall pay any and all fees and commissions incurred in connection with the payment of Share Compensation to a Nonemployee Director.

3.2 VOLUNTARY AMOUNT.

(a) ELECTION. For any Plan Year, a Nonemployee Director may elect to have up to 100% of his or her Fees payable during such Plan Year (the amount so elected referred to as a “Voluntary Amount”) paid by the Company in the form of Shares and in lieu of cash payment of such Voluntary Amount. For any Plan Year other than the Plan Year in which this Plan is adopted, and with respect to each Nonemployee Director elected to the Board thereafter, for any Plan Year other than the Plan Year in which such Nonemployee Director is elected, such election shall be made by the execution and delivery to the Administrator of a Participation Agreement, which shall become effective with respect to all Fees payable on Payment Dates occurring more than six months after the delivery of the Participation Agreement to the Administrator, including Fees payable in all subsequent Plan Years unless such Participation Agreement shall be subsequently modified by the Nonemployee Director upon not less than six months advance notice to the Administrator. Any modification shall be made through the execution and delivery of a subsequent Participation Agreement, which shall become effective six months after the delivery of the new Participation Agreement to the Administrator.

(b) INITIAL YEAR OF PARTICIPATION. In the event that during the Plan Year in which this Plan is first adopted, a Nonemployee Director desires to elect to have up to 100% of his or her Fees payable during such Plan Year (the amount so elected referred to as a “Voluntary Amount”) paid by the Company in the form of Shares in lieu of the cash payment of such Voluntary Amount, or in the event that an individual first becomes a Nonemployee Director during a Plan Year and desires to make such an election, a Participation Agreement must be submitted to the Administrator no later than 30 days following the date on which this Plan becomes effective, or no later than 30 days following the date on which such individual becomes a Nonemployee Director, respectively. Any such election made in such Participation Agreement shall be effective only with regard to Fees earned following the date the Participation Agreement is submitted to the Administrator. If a Nonemployee Director does not submit a Participation Agreement within such period of time, such Nonemployee Director will not be eligible to elect a Voluntary Amount except in accordance with Section 3.2(a).

(c) ISSUANCE OF SHARES. Promptly following each Payment Date for which a Voluntary Amount has been elected and is effective, the Company shall issue to each Nonemployee Director a number of whole Shares equal to the Voluntary Amount divided by the Fair Market Value of a Share on the Payment Date. To the extent that the application of the foregoing would result in the issuance of a fractional Share, no fractional Share shall be issued, but instead, the Company shall maintain a separate noninterest bearing account for such Nonemployee Director (which shall be the same account, if any, as may be set up under Section 3.1(b) above), which account shall be credited with the Fair Market Value of such fractional Share as of such Payment Date, and which amount shall be combined with similar amounts so credited to such account with respect to fractional Shares otherwise issuable in the future with respect to the Nonemployee Director’s Voluntary Amount. When whole Shares are issued by the Company to the Nonemployee Director under this Section 3.2(b) or Section 3.1(b) above and the amount then in such account is in excess of the Fair Market Value of the Shares then being issued, the Company shall issue an additional Share to such Nonemployee Director and debit such account by such Fair Market Value. The Nonemployee Director shall hold the Shares issued by the Company under this Plan for a period of six months and one day from the date of the meeting with respect to which such Shares were issued. The Company shall pay any and all fees and commissions incurred in connection with the payment of Voluntary Amounts to a Nonemployee Director.

ARTICLE IV. DEFERRAL OF SHARE COMPENSATION AND/OR FEES

4.1 AMOUNT OF DEFERRAL. With respect to each Plan Year, a Nonemployee Director may elect to defer a percentage of his or her Share Compensation and/or Fees by filing a Participation Agreement with the Administrator prior to the beginning of such Plan Year. A Nonemployee Director may change the percentage of his or her Share Compensation or Fees to be deferred (or reduce such percentage to zero) by filing a subsequent Participation Agreement with the Administrator. Any such change shall be effective as of the first day of the Plan Year following the Plan Year in which such Participation Agreement is filed with the Administrator. If the percentage of a Nonemployee Director’s Share Compensation sought to be deferred would result in a fractional Share being deferred, the deferred Share Compensation shall be rounded up to the nearest whole number of Shares.

4.2 INITIAL YEAR OF PARTICIPATION. In the event that an individual first becomes a Nonemployee Director during a Plan Year and, if any Nonemployee Director during the Plan Year in which this Plan is first adopted, wishes to elect to defer the receipt of any Share Compensation or Fees earned and payable to the individual with respect to such Plan Year (a “Deferral Election”), a Participation Agreement must be submitted to the Administrator no later than 30 days following the date on which such individual becomes a Nonemployee Director, or no later than 30 days following the date on which this Plan becomes effective, respectively. Any Deferral Election made in such Participation Agreement shall be effective only with regard to Share Compensation and/or Fees earned following the date the Participation Agreement is submitted to the Administrator. If a Nonemployee Director does not submit a Participation Agreement within such period of time, such Nonemployee Director will not be eligible to elect to defer Share Compensation and Fees except in accordance with Section 4.1.

4.3 TERMINATION OF PARTICIPATION. Participation in the Plan shall continue as long as the Nonemployee Director is eligible to receive benefits under the Plan.

4.4 MODIFICATION OF DEFERRAL COMMITMENTS. Subject to Sections 7.3 and 7.6 below, a Deferral Commitment shall be irrevocable with respect to the Plan Year for which it is made, and for future Plan Years unless modified in accordance with Section 4.1.

4.5 WITHHOLDING TAXES. Any withholding of taxes or other amounts with respect to any deferred Share Compensation or Fees which is required by state, federal or local law shall be withheld from the Nonemployee Director’s non-deferred Fees, or if none, then the Nonemployee Director’s Deferral Commitment shall be reduced by the amount of such withholding.

ARTICLE V. NONEMPLOYEE DIRECTORS’ DEFERRED ACCOUNTS

5.1 ESTABLISHMENT OF DEFERRED ACCOUNTS. The Company, through its accounting records, shall establish a Deferred Account for each Nonemployee Director. In addition, the Company may establish one or more subaccounts of a Nonemployee Directors’ Deferred Account, if the Company determines that such subaccounts are necessary or appropriate in administering the Plan.

5.2 CREDITING OF DEFERRED SHARE COMPENSATION AND FEES. The portion of a Nonemployee Director’s Share Compensation or Fees that are deferred pursuant to a Deferral Commitment shall be credited to the Nonemployee Director’s Deferred Account as of the date of the Board or Board committee meeting for which the Share Compensation is payable with respect to Share Compensation and as of the Payment Date of the corresponding non-deferred portion of his or her Fees with respect to the Voluntary Amount. With respect to the deferred portion of a Nonemployee Director’s Share Compensation, the Deferred Account shall be credited with a number of Common Stock Units equal to the number of whole Shares the payment of which is being deferred. With respect to the deferred portion of a Nonemployee Director’s Fees, the Deferred Account shall be credited with a number of Common Stock Units determined as described in Section 5.3(b) below. Any withholding of taxes or other amounts with respect to any deferred Share Compensation or Fees which is required by state, federal or local law shall be withheld from the Nonemployee Director’s non-deferred Fees, or if none, then the Nonemployee Director’s Deferral Commitment shall be reduced by the amount of such withholding.

5.3 DETERMINATION OF ACCOUNTS.

(a) ACCOUNT BALANCE. A Nonemployee Director’s Deferred Account Balance as of a particular date shall consist of (i) the dollar amount credited to each Nonemployee Director’s Deferred Account as of such date (less any portion of Deferred Fees converted in (b) below) plus (ii) the total number of Common Stock Units as of such date.

(b) CONVERSION OF DEFERRED FEES TO COMMON STOCK UNITS. A Nonemployee Director’s deferred Fees shall be converted to Common Stock Units calculated by dividing the credited amount by the Fair Market Value as of the Payment Date relating to such Fees (calculated to the nearest one-hundredth of a Common Stock Unit).

5.4 CREDITING OF DIVIDEND EQUIVALENTS. On the record date set for the determination of shareholders entitled to receive any cash dividend declared by the Board, each Deferred Account shall be credited with additional Common Stock Units equal in value to the amount of cash payable by the Company with respect to such dividend on a number of Shares equivalent to the number of Common Stock Units in such Deferred Account on such record date. The number of additional Common Stock Units shall be calculated by dividing the dollar value of such dividend by the Fair Market Value on such record date. Until a Nonemployee Director or his or her Beneficiary receives his or her entire Deferred Account, the unpaid balance thereof credited in Common Stock Units shall be credited with dividend equivalents as provided in this Section 5.4.

5.5 ADJUSTMENTS TO ACCOUNTS.

(a) Each Nonemployee Director’s Deferred Account shall be debited immediately with the amount of any distributions under the Plan to or on behalf of the Nonemployee Director or, in the event of his or her death, his or her beneficiary.

(b) Any debits shall first be applied to any credited Fees in a Nonemployee Director’s Deferred Account. Thereafter, a debit shall be equal to a corresponding number of Common Stock Units calculated by dividing the amount of such distribution by the Fair Market Value as of the date of the distribution.

5.6 STATEMENT OF ACCOUNTS. As soon as practicable after the end of each Plan Year, a statement shall be furnished to each Nonemployee Director or, in the event of his or her death, to his or her Beneficiary showing the status of the Deferred Account Balance as of the end of the Plan Year, any changes in the Deferred Account Balance since the end of the immediately preceding Plan Year, and such other information as the Administrator shall determine.

5.7 VESTING OF ACCOUNTS. Subject to Section 6.1 below, each Nonemployee Director shall at all times have a nonforfeitable interest in his or her Deferred Account Balance.

ARTICLE VI. FINANCING OF BENEFITS

6.1 FINANCING OF BENEFITS. Benefits payable under the Plan to a Nonemployee Director or, in the event of his or her death, to his or her Beneficiary, shall be paid by the Company from its general assets. The obligation to make payment of benefits under the Plan represents an unfunded, unsecured obligation of the Company. No person entitled to payment under the Plan shall have any claim, right, security interest or other interest in any fund, trust, account, insurance contract, or asset of the Company which may be responsible for such payment.

6.2 SECURITY FOR BENEFITS. Notwithstanding the provisions of Section 6.1, nothing in this Plan shall preclude the Company from setting aside amounts in trust (the “Trust”) pursuant to one or more grantor trust agreements between a trustee and the Company. However, no Nonemployee Director or Beneficiary shall have any secured interest or claim in any assets or property of the Company or the Trust and all funds contained in the Trust shall remain subject to the claims of the Company’s general creditors.

ARTICLE VII. DISTRIBUTION OF DEFERRED SHARE COMPENSATION AND FEES

7.1 SETTLEMENT DATE. A Nonemployee Director or, in the event of his or her death, his or her Beneficiary shall be entitled to distribution of all or part of his or her Deferred Account Balance, as provided in this Article VII, following his or her Settlement Date or Dates.

7.2 AMOUNT TO BE DISTRIBUTED. The amount to which a Nonemployee Director or, in the event of his or her death, his or her Beneficiary is entitled in accordance with the following provisions of this Article shall be based on the Nonemployee Director’s adjusted Deferred Account Balance determined as of the Accounting Date coincident with or next following his or her Settlement Date or Dates.

7.3 IN-SERVICE DISTRIBUTION. A Nonemployee Director may irrevocably elect to receive an in-service distribution of his or her deferred Share Compensation and Fees for a Plan Year by filing an election prior to the beginning of such Plan Year, calling for distribution of such deferred amounts to be made or to commence on a specific objectively determinable Settlement Date not earlier than the beginning of the third Plan Year following the Plan Year in which such Share Compensation and Fees otherwise would have been payable. A Nonemployee Director’s election of an in-service distribution and Settlement Date for amounts deferred in a Plan Year shall be made in the Participation Agreement for the Plan Year as provided in Section 4.1 above. The Nonemployee Director shall elect irrevocably to receive such Share Compensation and Fees as an in-service distribution on the designated Settlement Date. A Nonemployee Director may designate different Settlement Dates for Deferral Commitments for different Plan Years. Any benefits paid to the Nonemployee Director as an in-service distribution shall reduce the Nonemployee Director’s Deferred Account Balance as specified in Section 5.4 above.

7.4 DISTRIBUTION DATE. As soon as practicable after the end of the Accounting Period in which a Nonemployee Director’s Settlement Date occurs, but in no event later than thirty days following the end of such Accounting Period (but no later than the end of the calendar year, or if later, by the 15th day of the second calendar month following the end of such Accounting Period), the Company shall distribute or cause to be distributed to the Nonemployee Director the Nonemployee Director’s Deferred Account Balance. Notwithstanding the foregoing, if elected by the Nonemployee Director at least one year prior to the Settlement Date, the distribution of all or a portion of the Nonemployee Director’s Deferred Account may be made or commence at the beginning of the fifth Plan Year following his or her Settlement Date. In the event of a Nonemployee Director’s death, the balance of his or her Deferred Account shall be distributed to his or her Beneficiary in a lump sum.

7.5 FORM OF DISTRIBUTION.

(a) Distribution of Common Stock Units with respect to any Deferral shall be made: (i) by payment in Shares in the proportion of one Share for one Stock Unit (any fractions shall be converted to and paid in cash); (ii) by payment in annual installments of Shares not to exceed ten installments in the proportion of one Share for one Common Stock Unit; or (iii) a combination of (i) and (ii) above, at the option of the Nonemployee Director.

(b) The Nonemployee Director’s election of the time and method of distribution shall be made by written notice filed with the Administrator at least one year prior to the Nonemployee Director’s voluntary retirement as a Director. Any such election may changed by the Nonemployee Director at any time and from time to time without the consent of any other person by filing a later signed written election with Administrator; provided that any election made less than one year prior to the Nonemployee Director’s voluntary termination as a Director shall not be valid, and in such case payment shall be made in accordance with the Nonemployee Director’s prior election; and further provided that, effective on and after January 1, 2008, any such subsequent or modified election changing the time or form of distribution must specify a deferred distribution date at least five (5) years after the date on which the distribution would otherwise have been made.

(c) The amount of any installment in (a) above shall be equal to the quotient obtained by dividing the Nonemployee Director’s Deferred Account Balance as of the date such installment payment by the number of installment payments remaining to be made to or in respect of such Nonemployee Director at the time of calculation.

(d) If a Nonemployee Director fails to make an election in a timely manner as provided in this Section 7.5, distribution shall be made in Shares, with any fraction in cash, in a lump sum.

7.6 BENEFICIARY DESIGNATION. As used in the Plan the term “Beneficiary” means:

(a) The person last designated as Beneficiary by the Nonemployee Director in on a form prescribed by the Administrator;

(b) If there is no designated Beneficiary or if the person so designated shall not survive the Nonemployee Director, such Nonemployee Director’s spouse; or

(c) If no such designated Beneficiary and no such spouse is living upon the death of a Nonemployee Director, or if all such persons die prior to the distribution of the entire balance of the Nonemployee Director’s Deferred Account, then the legal representative of the last survivor of the Nonemployee Director and such persons, or, if the Administrator shall not receive notice of the appointment of any such legal representative within one year after such death, the heirs-at-law of such survivor shall be the Beneficiaries to whom the remaining balance in the Nonemployee Director’s Deferred Account shall be distributed (in the proportions in which they would inherit his or her intestate personal property).

Any Beneficiary designation may be changed from time to time by the filing of a new form with the Administrator. No notice given under this Section 7.6 shall be effective unless and until the Administrator actually receives such notice.

7.7 FACILITY OF PAYMENT. Whenever and as often as any Nonemployee Director or his or her Beneficiary entitled to payments hereunder shall be under a legal disability or, in the sole judgment of the Administrator, shall otherwise be unable to apply such payments to his or her own best interests and advantage, the Administrator in the exercise of its discretion may direct all or any portion of such payments to be made in any one or more of the following ways: (i) directly to him or her; (ii) to his or her legal guardian or conservator; or (iii) to his or her spouse or to any other person, to be expended for his or her benefit; and the decision of the Administrator shall in each case be final and binding upon all persons in interest.

ARTICLE VIII. ADMINISTRATION, AMENDMENT AND TERMINATION

8.1 ADMINISTRATION. The Plan shall be administered by the Administrator. The Administrator shall have such powers as may be necessary to discharge its duties hereunder. The Administrator may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with legal counsel who may be counsel to the Company. Except as provided in Section 8.2 below, the Administrator shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided under the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan. No member of the Administrator shall act on behalf of the Administrator in respect of his or her own Voluntary Amount or his or her own Deferred Account. All decisions and determinations by the Administrator shall be final and binding on all parties. All decisions of the Administrator shall be made by the vote of the majority, including actions taken without a meeting. All elections, notices and directions under the Plan by a Nonemployee Director shall be made on such forms as the Administrator shall prescribe.

8.2 AMENDMENT AND TERMINATION. The Board may alter or amend this Plan from time to time or may terminate it in its entirety; provided, however, that no such action shall, without the consent of a Nonemployee Director, affect the rights in any Shares issued or to be issued to such Nonemployee Director or in any amount in a Nonemployee Director’s Deferred Account; and further provided, that, any amendment which must be approved by the shareholders of the Company in order to comply with applicable law or the rules of any national securities exchange or securities listing service upon which the Shares are traded or quoted shall not be effective unless and until such approval is obtained. Presentation of the Plan or any amendment thereof for shareholder approval shall not be construed to limit the Company’s authority to offer similar or dissimilar benefits in plans that do not require shareholder approval.

Notwithstanding the foregoing, no amendment or termination of the Plan after December 31, 2004 shall result in an accelerated distribution of any Nonemployee Director’s Deferred Account Balance prior to the scheduled Settlement Date except in connection with (a) a termination of the Plan within the period of 30 days preceding or the 12 months following a Change in Control [as defined in Treasury Regulation section 1.409A-3(i)(5)]; or (b) any other termination by the Company of the Plan (and any other similar deferred compensation arrangements aggregated with the Plan under applicable Treasury Regulations) permitted under Treasury Regulation Section 1.409A-3(j)(4)(ix) or any successor regulation.

8.3 ADJUSTMENTS. In the event of any change in the outstanding Common Stock by reason of (a) any stock dividend, stock split, combination of shares, recapitalization or any other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing, the number or kind of Shares that may be issued under the Plan and the number of Common Stock Units in a Nonemployee Director’s Deferred Account automatically shall be adjusted so that the proportionate interest of the Nonemployee Directors shall be maintained as before the occurrence of such event. Such adjustment shall be conclusive and binding for all purposes with respect to the Plan.

8.4 SUCCESSORS. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and to agree to perform this Plan in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Plan shall be binding upon and inure to the benefit of the Company and any successor of or to the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the business and/or assets of the Company whether by sale, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the “Company” for the purpose of this Plan), and the heirs, beneficiaries, executors and administrators of each Nonemployee Director.

ARTICLE IX. SHARES SUBJECT TO PLAN

9.1 SHARES SUBJECT TO PLAN. Subject to adjustment as provided in this Plan, the total number of Shares of Common Stock which may be issued under this Plan shall be One Hundred Eighty Thousand (180,000).

9.2 ANNUAL LIMIT ON SHARES. Effective on and after June 1, 2008, the aggregate number of Shares of Common Stock which may be issued to Nonemployee Directors under Article III of this Plan during any single calendar year shall be limited to Twenty-Five Thousand (25,000) Shares per calendar year.

ARTICLE X. EFFECTIVE DATE; APPROVAL BY SHAREHOLDERS

10.1 EFFECTIVE DATE; APPROVAL OF THE PLAN. The Plan was adopted by the Board of Directors and initially effective as of May 1, 2004. The Plan was amended on September 9, 2006, and June 18, 2007, and such amendments were approved by the shareholders of the Company as required, and the Plan restated as so amended. The Plan was further amended by the Board of Directors on March 1, 2008. Share Compensation paid pursuant to amendments to the Plan which require shareholder approval shall be rescinded if such approval is not obtained at the next shareholders meeting following such amendment. In that event, the amendment shall be nullified and cash paid in lieu of any Share Compensation paid pursuant to the amendment.

ARTICLE XI. GENERAL PROVISIONS

11.1 NO CONTINUING RIGHT TO SERVE AS A DIRECTOR. Neither the adoption or operation of this Plan, nor any document describing or referring to this Plan, or any part thereof, shall confer upon any Nonemployee Director any right to continue as a director of the Company or any subsidiary of the Company.

11.2 RESTRICTIONS ON SHARES AND RIGHTS TO SHARES. Except for any restrictions required by law, a Nonemployee Director shall have all rights of a shareholder with respect to his or her Shares. No rights to Shares shall be assigned, pledged, hypothecated or otherwise transferred by a Nonemployee Director or other person, voluntarily or involuntarily, other than by will or the laws of descent and distribution. No person shall have any right to commute, encumber, pledge or dispose of any other interest herein or right to receive payments hereunder, nor shall such interests or payments be subject to seizure, attachment or garnishment for the payments of any debts, judgments, alimony or separate maintenance obligations or be transferable by operation of law in the event of bankruptcy, insolvency or otherwise, all payments and rights hereunder being expressly declared to be nonassignable and nontransferable.

11.3 GOVERNING LAW. The provisions of this Plan shall be governed by construed in accordance with the laws of the State of Florida.

11.4 WITHHOLDING TAXES. To the extent that the Company is required to withhold Federal, state or local taxes in connection with any component of a Nonemployee Director’s compensation in cash or Shares, and the amounts available to Company for such withholding are insufficient, it shall be a condition the receipt of any Shares that the Nonemployee Director make arrangements satisfactory to the Company for the payment of the balance of such taxes required to be withheld, which arrangement may include relinquishment of the Shares. The Company and a Nonemployee Director may also make similar arrangements with respect to payment of any other taxes derived from or related to the payment of Shares with respect to which withholding is not required.

11.5 MISCELLANEOUS. Headings are given to the sections of this Plan as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions thereof. The use of the singular shall also include within its meaning the plural, and vice versa.

SUN HYDRAULICS CORPORATION

By:	/s/ Allen J. Carlson
Allen J. Carlson, President

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy—SUN HYDRAULICS CORPORATION

701 Tallevast Road Sarasota, FL 34243

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 2, 2008. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned, having received notice of the Annual Meeting of Shareholders of Sun Hydraulics Corporation to be held at 10:00 a.m., Eastern Daylight Savings Time, on Monday, June 2, 2008, hereby designates and appoints Ferdinand E. Megerlin and David N. Wormley, and each of them with authority to act without the other, as attorneys and proxies for the undersigned, with full power of substitution, to vote all shares of Common Stock, par value $.001 per share, of Sun Hydraulics Corporation that the undersigned is entitled to vote at such Meeting or at any adjournment thereof, with all the powers the undersigned would possess if personally present, such proxies being directed to vote as specified below and in their discretion on any other business that may properly come before the Meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of each of the Directors listed below and FOR Proposal 2.

In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.

The undersigned reserves the right to revoke this Proxy at any time prior to the Proxy being voted at the Meeting. The Proxy may be revoked by delivering a signed revocation to the Company at any time prior to the Meeting, by submitting a later-dated Proxy, or by attending the Meeting in person and casting a ballot. The undersigned hereby revokes any proxy previously given to vote such shares at the Meeting.

(see reverse side)

Electronic Voting Instructions

You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 2,2008.

Vote by Internet

Log on to the Internet and go to www.investorvote.com

Follow the steps outlined on the secured website. Vote by telephone

Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time an a touch tone telephone. There is NO CHARGE to you for the call.

Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

For withhold

For Withhold

02-David N. Wormley

1. Election of Directors’: 01— Chrisline L. Koski

*To elect two Directors for a three-year term ending in 2011.

For Against Abstain

2. Approval of the adoption of the Sun Hydraulics Corporation Amended and Restated 2004 Nonemployee Director Equity and Deferred Compensation Plan.

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give full title as such.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

21 AV SNHY2